Calculation of Filing Fee Tables
S-8
HYPERION DEFI, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	5,672,934	$ 6.455	$ 36,618,788.97	0.0001531	$ 5,606.34
Total Offering Amounts:						$ 36,618,788.97		$ 5,606.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,606.34
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the registrant's common stock that become issuable in respect of such securities by reason of any stock dividend, stock split, recapitalization or other similar transaction. The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of the high and low prices of the registrant's common stock as reported on The Nasdaq Capital Market on August 14, 2025. The Maximum Aggregate Offering Price represents (i) 5,172,934 additional shares of the registrant's common stock reserved for issuance under the Hyperion DeFi, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan, as amended and (ii) 500,000 shares of the registrant's common stock issuable upon the vesting of restricted stock units granted to Hyunsu Jung as an inducement to employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A